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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-78379 of StanCorp Financial Group, Inc., on Form S-8, of our report dated February 2, 2000 (February 23, 2000 as to Note 14), appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Portland, Oregon
March 13, 2000